Exhibit 10.18

Exhibit 10.18 – Director Retirement Agreement and Split Dollar Agreement for Gordon Woods

BANK OF THE SIERRA

DIRECTOR RETIREMENT AGREEMENT

THIS AGREEMENT is adopted this 1st day of October, 2002, by and between BANK OF THE SIERRA, a state-chartered commercial bank located in Porterville, California (the “Company”), and GORDON WOODS (the “Director”).

INTRODUCTION

To encourage the Director to remain a member of the Company’s Board of Directors, the Company is willing to provide salary continuation benefits to the Director. The Company will pay the benefits from its general assets.

AGREEMENT

The Company and the Director agree as follows:

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 “Change of Control” means the transfer of shares of the Company’s voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company’s outstanding voting common stock.

1.2 “Code” means the Internal Revenue Code of 1986, as amended.

1.3 “Disability” means, if the Director is covered by a Company-sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means the Director suffering a sickness, accident or injury that, in the judgment of a physician who is satisfactory to the Company, prevents the Director from performing substantially all of the Director’s normal duties for the Company. As a condition to receiving any Disability benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Company’s Board of Directors deems appropriate and reasonable.

1.4 “Early Termination” means the Termination of Service before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

1.5 “Effective Date” means October 1, 2002.

1.6 “Normal Retirement Age” means the Director attaining 72 years of age.

1.7 “Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Service.

1.8 “Plan Year” means a twelve-month period commencing on October 1 and ending on September 30 of each year. The initial Plan Year shall commence on the effective date of this Agreement.

1.9 “Termination for Cause” See Article 5.

1.10 “Termination of Service” means that the Director ceases to be a member of the Company’s Board of Directors for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

Article 2

Lifetime Benefits

2.1 Normal Retirement Benefit. Upon Termination of Service on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Director the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $25,000 (Twenty-five Thousand Dollars). The Company’s Board of Directors, in its sole discretion, may increase the annual benefit under this Section 2.1.1; however, any increase shall require the recalculation of Schedule A.

2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Director in 12 equal monthly installments commencing with the month following the Director’s Normal Retirement Date, paying the annual benefit to the Director for a period of 10 years.

2.1.3 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company’s Board of Directors, at its sole discretion, may increase the benefit.

2.2 Early Termination Benefit. Upon an Early Termination, the Company shall pay to the Director the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Lump Sum set forth on Schedule A for the Plan Year ending immediately prior to Termination of Service, determined by vesting the Director in the Accrual Balance for the Plan Year ending immediately prior to Termination of Service. Any increase in the annual benefit under Section 2.1.1 shall require the recalculation of this benefit on Schedule A.

2.2.2 Payment of Benefit. The Company shall pay the benefit determined under Section 2.2.1 to the Director in a lump sum within 30 days following Termination of Service.

2.3 Disability Benefit. Upon the Director’s Termination of Service prior to Normal Retirement Age due to Disability, the Company shall pay to the Director the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability annual Installment set forth on Schedule A, determined by vesting the Director in the Normal Retirement Benefit described in Section 2.1.1. Any increase in the annual benefit under Section 2.1.1 shall require the recalculation of this benefit on Schedule A.

2.3.2 Payment of Benefit. The Company shall pay the annual benefit determined under Section 2.3.1 to the Director in 12 equal monthly installments commencing with the month following the Normal Retirement Age, paying the annual benefit to the Director for a period of 10 years.

2.3.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

2.4 Change of Control Benefit. Upon a Change of Control, followed within twelve (12) months by the Director’s Termination of Service for reasons other than death, Disability or retirement, the Company shall pay to the Director the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Change of Control annual Installment set forth on Schedule A, determined by vesting the Director in the Normal Retirement Benefit described in Section 2.1.1. Any increase in the annual benefit under Section 2.1.1 shall require the recalculation of this benefit on Schedule A.

2.4.2 Payment of Benefit. The Company shall pay the annual benefit determined in Section 2.4.1 to the Director on the first of the following Plan Year and the first of each Plan Year thereafter, paying the annual benefit for a period of 10 years.

2.4.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

Article 3

Death Benefits

3.1 Death During Active Service. If the Director dies while in the active service of the

Company, the Company shall pay to the Director’s beneficiary the split dollar death benefit described in the Split Dollar Agreement attached as Addendum A between the Company and the Director in lieu of any other benefit under this Agreement.

3.2 Death During Payment of a Benefit. If the Director dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall cease paying the benefit and, in lieu thereof, the Company shall pay to the Director’s beneficiary the present value of the remaining benefit in a split-dollar arrangement described in the Split Dollar Agreement attached as Addendum A between the Company and the Director. In the event that said benefit was paid in full and no liability remains on the books of the Company, no death benefit is due to the Director.

3.3 Death After Termination of Service But Before Payment of a Benefit Commences. If the Director is entitled to a benefit under Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall not pay said benefit, but, in lieu thereof, shall pay to the Director’s beneficiary the present value of said benefit in a split-dollar arrangement described in the Split Dollar Agreement attached as Addendum A between the Company and the Director.

Article 4

Beneficiaries

4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and received by the Company during the Director’s lifetime. The Director’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director’s estate.

4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

Article 5

General Limitations

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Director’s service for:

(a) Gross negligence or gross neglect of duties;

(b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Director’s service with the Company; or

(c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director’s service and resulting in an adverse effect on the Company.

5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Director commits suicide within three years after the date of this Agreement. In addition, the Company shall not pay any benefit under this Agreement if the Director has made any material misstatement of fact on any application for any benefits provided by the Company to the Director.

Article 6

Claims and Review Procedure

6.1 Claims Procedure. An Director or beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.1.1 Initiation – Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

6.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a) The specific reasons for the denial;

(b) A reference to the specific provisions of the Agreement on which the denial is based;

(c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d) An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and

(e) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

6.2.1 Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

6.2.2 Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a) The specific reasons for the denial;

(b) A reference to the specific provisions of the Agreement on which the denial is based;

(c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 7

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the

Company and the Director; however, this Agreement will automatically terminate if no benefit is payable to the Director due to the Director’s Termination for Cause, Suicide or Misstatement as set forth in Article 5.

Article 8

Miscellaneous

8.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

8.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain in the service of the Company, nor does it interfere with the shareholders’ rights to replace the Director. It also does not require the Director to remain in the service of the Company nor interfere with the Director’s right to terminate services at any time.

8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

8.7 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director’s life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

8.9 Administration. The Company shall have powers which are necessary to administer this

Agreement, including but not limited to:

(a) Establishing and revising the method of accounting for the Agreement;

(b) Maintaining a record of benefit payments;

(c) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement; and

(d) Interpreting the provisions of the Agreement.

8.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Director and the Company have signed this Agreement.

DIRECTOR:	COMPANY:

BANK OF THE SIERRA

By
Gordon Woods
Title

BENEFICIARY DESIGNATION

BANK OF THE SIERRA

DIRECTOR RETIREMENT AGREEMENT

Gordon Woods

I designate the following as beneficiary of any death benefits under this Agreement:

Primary:

Contingent:

Note:	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature

Date

Received by the Company this 1st day of October, 2002.

By

Title

BANK OF THE SIERRA

SPLIT DOLLAR AGREEMENT

(ADDENDUM A TO THE BANK OF SIERRA DIRECTOR RETIREMENT AGREEMENT)

THIS AGREEMENT is adopted this      day of             , 2002, by and between BANK OF THE SIERRA, a state-chartered commercial bank located in Porterville, California (the “Company”), and GORDON WOODS (the “Director”). This Agreement shall append the Split Dollar Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.

INTRODUCTION

To encourage the Director to remain a member of the Company’s Board of Directors, the Company is willing to divide the death proceeds of a life insurance policy on the Director’s life. The Company will pay life insurance premiums from its general assets.

AGREEMENT

The Company and the Director agree as follows:

Article 1

General Definitions

The following terms shall have the meanings specified:

1.1 “Director Retirement Agreement” means that Director Retirement Agreement between the Company and the Director on even date herewith.

1.2 “Insured” means the Director.

1.3 “Insurer” means each life insurance carrier in which there is a Split Dollar Policy Endorsement attached to this Agreement.

1.4 “Normal Retirement Age” means the Director attaining 72 years of age.

1.5 “Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Service.

1.6 “Policy” means the specific life insurance policy or policies issued by the Insurer.

1.7 “Termination for Cause” means the Company terminating the Director’s service for:

(a) Gross negligence or gross neglect of duties to the Company;

(b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Director’s service with the Company; or

(c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director’s service and resulting in an adverse effect on the Company.

1.8 “Termination of Service” means the Director ceasing to be a member of the Company’s Board of Directors for any reason whatsoever, other than by reason of an approved leave of absence.

Article 2

Policy Ownership/Interests

2.1 Company Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the beneficiary of the remaining death proceeds of the Policy after the Interest of the Director or the Director’s transferee has been paid according to Section 2.2 below.

2.2 Director’s Interest. The Director shall have the right to designate the beneficiary of one of the amounts in (a) or (b) below, depending upon time of death.

a) Pre-retirement Death Benefit. Upon the death of the Director prior to Normal Retirement Date while actively serving as a member of the Company’s Board of Directors, the split dollar death benefit under this Agreement is $250,000.

b) Post-retirement Death Benefit. Upon the death of the Director after Termination of Service and while receiving a benefit under the Director Retirement Agreement, the split dollar death benefit under this Agreement is the accrued liability on the books of the Company, which amount should equal the present value of the remaining benefit to be paid under the Director Retirement Agreement. In the event that a benefit was paid in full and no liability remains on the books of the Company or if the Director was not eligible for a benefit under the Director Retirement Agreement, no death benefit is due to the Director under this section 2.2(b).

2.3 Option to Purchase. The Company shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Director or the Director’s transferee the option to purchase the Policy for a period of 60 days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy. This provision shall not impair the right of the Company to terminate this Agreement.

2.4 Comparable Coverage. Upon execution of this Agreement, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Director’s interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and the Company and the Director execute a new Split Dollar Policy Endorsement for said comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Company’s creditors.

Article 3

Premiums

3.1 Premium Payment. The Company shall pay any premiums due on the Policy.

3.2 Economic Benefit. The Company shall determine the economic benefit attributable to the Director based on the amount of the current term rate for the Director’s age multiplied by the aggregate death benefit payable to the Director’s beneficiary. The “current term rate” is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

3.3 Reimbursement. At the end of each Plan Year, the Director shall reimburse the Company in an amount equal to the economic benefit.

Article 4

Assignment

The Director may assign without consideration all of the Director’s interests in the Policy and in this Agreement to any person, entity or trust. In the event the Director transfers all of the Director’s interest in the Policy, then all of the Director’s interest in the Policy and in the Agreement shall be vested in the Director’s transferee, who shall be substituted as a party hereunder and the Director shall have no further interest in the Policy or in this Agreement.

Article 5

Insurer

The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

Article 6

Claims and Review Procedure

6.1 Claims Procedure. Any person or entity who has not received benefits under the Plan that he or she believes should be paid (the “claimant”) shall make a claim for such benefits as follows:

6.1.1 Initiation – Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

6.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a) The specific reasons for the denial,

(b) A reference to the specific provisions of this Agreement on which the denial is based,

(c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(d) An explanation of this Agreement’s review procedures and the time limits applicable to such procedures, and

(e) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

6.2.1 Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

6.2.2 Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a) The specific reasons for the denial,

(b) A reference to the specific provisions of this Agreement on which the denial is based,

(c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(d) A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 7

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director; however, this Agreement will automatically terminate upon the Director’s Termination for Cause or in the event the Insurer refuses to pay a death benefit according to the terms of the Policy.

Article 8

Miscellaneous

8.1 Binding Effect. This Agreement shall bind the Director and the Company and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

8.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain in the service of the Company, nor does it interfere with the shareholders’ rights to replace the Director. It also does not require the Director to remain in the service of the Company nor interfere with the Director’s right to terminate services at any time.

8.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of California, except to the extent preempted by the laws of the United States of America.

8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company.

8.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

8.7 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a) Interpreting the provisions of this Agreement;

(b) Establishing and revising the method of accounting for this Agreement;

(c) Maintaining a record of benefit payments; and

(d) Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

8.8 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

DIRECTOR:	COMPANY:

BANK OF THE SIERRA

By
Gordon Woods
Title